UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2014

MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (661) 775-5300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 10, 2014, we announced in a press release that the Endocrinologic and Metabolic Drugs Advisory Committee of the U.S. Food and Drug Administration (FDA) is tentatively scheduled on April 1, 2014 to review MannKind's New Drug Application (NDA) for AFREZZA® (insulin human [rDNA origin]) Inhalation Powder. The date and details of the meeting are subject to confirmation by the FDA in a Federal Register notice. MannKind resubmitted the NDA on October 13, 2013 seeking approval to market AFREZZA in the United States with an indication to improve glycemic control in adults with type 1 or type 2 diabetes. The target date for the FDA to complete its review of the AFREZZA NDA is April 15, 2014.

A copy of the press release is attached as Exhibit 99.1 to this current report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

99.1

Press Release of MannKind Corporation dated January 10, 2014, announcing the Endocrinologic and Metabolic Drugs Advisory Committee of the FDA tentatively scheduled on April 1, 2014 to review MannKind's NDA for AFREZZA.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MannKind Corporation (Registrant)
January 10, 2014 (Date)	/s/ DAVID THOMSON, PH.D., J.D. David Thomson, Ph.D., J.D. Corporate Vice President, General Counsel and Secretary